UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 22, 2014

AOL INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34419	20-4268793
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Broadway, New York, New York 10003

(Address of Principal Executive Offices) (Zip Code)

212-652-6400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) AOL Inc. (the “Company”) held its 2014 annual meeting of stockholders (the “Annual Meeting”) on May 22, 2014.

(b) The Company’s stockholders considered four proposals, each of which is described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 8, 2014 as supplemented by the proxy supplement dated May 9, 2014 (the “Proxy Statement”). The matters voted upon at the Annual Meeting and the results of the votes were as follows:

Item 1.	Election of Directors.

All of the nominees for director named in the Proxy Statement were elected, and the voting results are set forth below:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Tim Armstrong	63,875,547	2,005,648	134,453	5,632,068
Eve Burton	65,653,707	265,609	96,338	5,632,068
Richard Dalzell	65,631,989	286,265	97,400	5,632,068
Alberto Ibargüen	65,552,688	364,842	98,118	5,632,068
Hugh Johnston	65,852,433	64,204	99,017	5,632,068
Dawn Lepore	65,797,985	118,765	98,904	5,632,068
Patricia Mitchell	65,608,978	310,767	95,903	5,632,068
Fredric Reynolds	65,851,203	66,358	98,093	5,632,068
James Stengel	65,632,632	285,531	97,491	5,632,068

Item 2.	Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2014.

The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2014 was approved, and the voting results were as follows:

For	71,039,789
Against	471,973
Abstain	135,960
Broker Non-Votes	0

Item 3.	Advisory Vote on Executive Compensation.

Our stockholders approved, on a non-binding advisory basis, our executive compensation as described in the Proxy Statement, and the voting results were as follows:

For	65,315,371
Against	586,037
Abstain	114,195
Broker Non-Votes	5,632,068

Item 4.	AOL Inc. 2010 Stock Incentive Plan.

Our stockholders approved the Company’s AOL Inc. 2010 Stock Incentive Plan, as amended and restated (“SIP”). The results of the vote on the approval of the SIP were as follows:

For	42,198,347
Against	23,708,678
Abstain	108,629
Broker Non-Votes	5,632,068

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AOL INC.

By:	/s/ Julie Jacobs
Name:	Julie Jacobs
Title:	Executive Vice President, General Counsel and Corporate Secretary

Date:  May 28, 2014

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